UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 of 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 25, 2022

Heartland Financial USA, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number:	001-15393

Delaware	42-1405748
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1398 Central Avenue
Dubuque,	Iowa	52001
(Address of principal executive offices)

(563) 589-2100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00 per share	HTLF	Nasdaq Stock Market
Depositary Shares (each representing 1/400th interest in a share of 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E)	HTLFP	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On April 25, 2022, HTLF (the “Company”) issued a press release and investor presentation announcing the Company’s 2022 first quarter financial results, which were included in the Company’s Current Report on form 8-K, dated April 25, 2022 (the "Original Report"), as Exhibit 99.1 and Exhibit 99.2, respectively. This Current Report on Form 8-K/A (“Amendment”) is being filed as an amendment to the Original Report. The sole purpose of this Amendment is to reflect subsequent event disclosures in the press release and investor presentation as set forth below. The Original Form 8-K otherwise remains unchanged.

Item 2.02 Results of Operation and Financial Condition
On April 25, 2022, HTLF announced its results of operation for the quarter ended March 31, 2022. A copy of the press release and an investor presentation announcing the Company’s results for the quarter ended March 31, 2022, and dated April 25, 2022, were attached as Exhibit 99.1 and Exhibit 99.2 respectively to the Original Report. Subsequently, the Company identified information indicating material loan collateral deficiencies that adversely affect loan balances which were originally included in the March 31, 2022, balance sheet. These collateral deficiencies are the result of unrelated customer fraud incidents that resulted in two separate loans not being secured by the intended collateral. The identification of these collateral deficiencies resulted in the following changes for the Company’s financial results for the quarter ended March 31, 2022: an increase in provision expense of $9.0 million, from a provision benefit of $5.7 million to a provision expense of $3.2 million; a decrease in net income available to common stockholders of $6.8 million from $47.9 million to $41.1 million; a decrease in earnings per common share – diluted by $0.15 per share from $1.12 to $0.97 per share; a decrease in loans held to maturity by $9.2 million, from $10.19 billion to $10.18 billion; a decrease in total stockholders’ equity by $6.8 million, from $1.94 billion to $1.93 billion; and a decrease in the effective tax rate from 22.32% to 21.95%. On May 9, 2022, the Company issued an updated press release, which is attached as Exhibit 99.1 to this Amendment, and incorporated herein by reference. Additionally, this Amendment also makes conforming updates to the investor presentation furnished as Exhibit 99.2 to the Original Report, which updated presentation is attached as Exhibit 99.2 to this Amendment, and incorporated herein by reference.

President & CEO Bruce K. Lee stated that “Our Company has managed to avoid material incidents of customer fraud in the past and believe these are isolated incidents that should not otherwise detract from the strong loan growth, increased fee revenue and otherwise excellent credit metrics for the first quarter.”

In accordance with General Instruction B.2 of Form 8-K, the information in the Original Report and this Amendment, including Exhibits 99.1 and 99.2 in the Original Report and Exhibits 99.1 and 99.2 in this Amendment are furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
99.1     Press Release dated April 25, 2022 (updated).

99.2     Investor Presentation dated April 25, 2022 (updated).

104     Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2022	HEARTLAND FINANCIAL USA, INC.

	By:	/s/ Bryan R. McKeag
Bryan R. McKeag
Executive Vice President
Chief Financial Officer